UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
March 2, 2009 (February 26, 2009)
Cytokinetics, Incorporated
(Exact Name of Registrant as Specified in Charter)

Delaware	000-50633	94-3291317

(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

280 East Grand Avenue, South San Francisco, California	94080

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (650) 624-3000
Not Applicable.
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     (e) On February 26, 2009, the Compensation & Talent Committee of the Board of Directors (the “Committee”) of Cytokinetics, Incorporated (the “Company”) determined that the Company met approximately 80% of its corporate goals for 2008. This determination was based on successes in the advancement of the Company’s cardiovascular clinical development program, the advancement of the Company’s skeletal and smooth muscle programs, the Company’s expense reductions that provided for sufficient cash reserves for greater than 12 months. These achievements were considered alongside delays in the conduct of the Company’s clinical oncology programs and delays in achieving certain business development and financing goals.
     Merit Bonuses and Salary Increases for 2008 Performance. Despite the Company’s 80% overall corporate goal achievement level for 2008, management recommended and the Committee accepted that in light of general economic conditions, and in the interest of preserving the Company’s cash balances, the 2009 salary levels for all named executive officers will not be increased as is typically done in the first quarter of the year. The Committee also exercised its discretion and accepted management’s recommendation that, for the same reasons, no bonus would be paid to the named executive officers or to the Company’s employees based on the achievement of 2008 goals.
     Equity Awards. On February 26, 2009, the Committee awarded annual stock option grants to its existing executive officers. The annual stock option grants are based on competitive market data and certain relevant information for each officer’s position and responsibilities. The stock option grants awarded to each executive officer is as follows:
February 26th, 2009 Stock Option Awards

		Stock
Name	Title	Options
Robert I. Blum	President and Chief Executive Officer	275,000
David J. Morgans	Executive Vice President, Preclinical Research and Development	150,000
Sharon A. Barbari	Senior Vice President, Finance and Chief Financial Officer	150,000
Michael S. Rabson	Senior Vice President, Business Development and Legal, General Counsel	110,000
Andrew A. Wolff	Senior Vice President, Clinical Research and Development and Chief Medical Officer	130,000
At the February 29, 2009 meeting, the Committee established the prospective 2009 target bonus award percentages for the named executive officers. Under the Company’s Executive Bonus Plan, the target bonus for the President and Chief Executive Officer is 50% of his base salary, the target bonus for individuals at the Executive Vice President level is 40% of the individual’s base salary, and the target bonus for individuals at the Senior Vice President level is 30% of the individual’s base salary.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTOKINETICS, INC.
Dated: March 2, 2009	By:	/s/ Sharon Barbari
		Name:	Sharon Barbari
		Title:	Senior Vice President, Finance and Chief Financial Officer